Page 8 of 8 pages


                                 EXHIBIT A

                                 AGREEMENT

                         JOINT FILING OF SCHEDULE 13D



     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of WorldWide Web NetworX Corporation, and hereby affirm that such Schedule 13D is being filed on behalf of each of them.



                                        /s/ J. Morton Davis
Date:    August 29, 2000              _____________________________
         New York, New York             J. Morton Davis







                                       D.H. BLAIR INVESTMENT BANKING CORP.


                                               /s/ David Nachamie
Date:    August 29, 2000                  by_____________________________
         New York, New York                     David Nachamie
                                                Treasurer





                                       BLAIR VENTURES-FUND I, INC.


                                               /s/ J. Morton Davis
Date:    August 29, 2000                  by_____________________________
         New York, New York                     J. Morton Davis
                                                Chairman